Law Office

of

Randall V. Brumbaugh

November 26, 2012

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: FTL Ventures Corp.

Dear Sir or Madam:

I have acted as special counsel for FTL Ventures Corp., a Nevada corporation (the "Company"), in connection with the preparation of amendment number 1 to the registration statement on Form S-1/A (the "Amended Registration Statement"), dated November 26, 2012, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 6,250,000 shares of the Company's $0.001 par value common stock (the "Common Stock") to be sold by the Company.  The details of the offering are described in the Amended Registration Statement on Form S-1.

I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of my opinion hereinafter expressed.  I have done so in light of Nevada Revised Statutes Chapters 78 and 90, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.  In such examination, I have assumed the following: (a) the authenticity of all documents submitted to me as originals; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the authenticity of the originals of all documents submitted to me as copies.  I have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such person(s) signing on behalf of the parties thereto other than the Company, and due authorization, execution and delivery of all documents by the parties thereto other than the Company.  The instruments, document and records I have examined include, among other items, the following:

1.	The Amended Registration Statement dated November 26, 2012;
2.	The Articles of Incorporation of FTL Ventures Corp.;
3.	Corporate Charter of FTL Ventures Corp.;
4.	Bylaws of FTL Ventures Corp.;

417 W. Foothill Blvd, Suite B-175, Glendora, CA 91741

Voice and Fax (626) 335-7750

SEC/FTL Ventures

11/26/12

Page Two

To my knowledge, the Company is not a party to any legal proceedings, there are no known judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as may be set forth in the Amended Registration Statement.  I am not aware of any disputes involving the Company and the Company has no known claim, actions or inquiries from any federal, state or other government agency, other than as may be set forth in the Amended Registration Statement.  I am not aware of any claims against the Company or any reputed claims against it at this time, other than as may be set forth in the Amended Registration Statement.

Based on my examination of the documents provided to this office, information received from the Company, analysis of the applicable laws and judicial interpretations of the State of Nevada, I am of the opinion that (a) the Company exists in good standing under the laws of the State of Nevada and (b) that the 6,250,000 shares of common stock to be offered by the Company are duly authorized shares and, when issued and paid for pursuant to the terms described in the Amended Registration Statement, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Amended Registration Statement and to the use of my name wherever it appears in said Amended Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented.  In giving such consent, I specifically do not allege to being an "expert" within the meaning of such term as used in Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Amended Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Randall V. Brumbaugh

Randall V. Brumbaugh

417 W. Foothill Blvd, Suite B-175, Glendora, CA 91741

Voice and Fax (626) 335-7750